Supplemental Analyst Package 3Q 2016 October 24, 2016

Table of Contents Financial Highlights 1 Consolidated Balance Sheets 2 Consolidated Statements of Comprehensive Income 3 Consolidated Statements of Funds from Operations 4 Wholly-Owned Properties Results of Operations 5 Same Store Wholly-Owned Properties Operating Expenses 6 Seasonality of Operations 7 Portfolio Overview 8 Investment Update 9 Owned Development Update 10 Third-Party Development Update 11 Management Services Update 12 Capital Structure 13 Interest Coverage 14 Capital Allocation – Long Term Funding Plan 15 2016 Outlook - Summary 16 2016 Outlook – Changes from Previous Guidance 17 Detail of Property Groupings 18 Definitions 19 Investor Information 21

Financial Highlights

($ in thousands, except share and per share data)

Operating Data	Three Months Ended September 30,				Nine Months Ended September 30,			
	2016	2015	$ Change	% Change	2016	2015	$ Change	% Change
Total revenues	$ 196,411	$ 180,816	$ 15,595	8.6%	$ 582,389	$ 551,183	$ 31,206	5.7%
Operating income	29,278	18,551	10,727	57.8%	121,419	103,179	18,240	17.7%
Net income attributable to ACC[1]	9,644	1,855	7,789	419.9%	73,669	87,632	(13,963)	-15.9%
Net income per share - basic	0.07	0.01			0.57	0.78		
Net income per share - diluted	0.07	0.01			0.56	0.77		
Funds From Operations ("FFO")[2]	61,146	48,603	12,543	25.8%	214,642	188,755	25,887	13.7%
FFO per share - diluted[2]	0.46	0.42	0.04	9.5%	1.65	1.66	(0.01)	-0.6%
Funds From Operations - Modified ("FFOM")[2]	60,441	48,696	11,745	24.1%	210,804	189,963	20,841	11.0%
FFOM per share - diluted[2]	0.45	0.43	0.02	4.7%	1.62	1.67	(0.05)	-3.0%

Market Capitalization and Unsecured Notes Covenants[3]	September 30, 2016	December 31, 2015
Debt to total market capitalization	26.5%	38.2%
Net debt to EBITDA[4]	5.8x	7.4x
Unencumbered asset value to total asset value	76.7%	71.3%
Total debt to total asset value	34.0%	42.8%
Secured debt to total asset value	12.3%	15.4%
Unencumbered asset value to unsecured debt	352.9%	260.5%
Interest coverage[4]	4.4x	3.7x

1. Excluding net gains from dispositions of real estate, net loss attributable to ACC for the three months ended September 30, 2015 would have been $2.8 million. Excluding net gains from dispositions of real estate and losses from the early extinguishment of debt, net income attributable to ACC for the nine months ended September 30, 2016 and 2015 would have been $56.3 million and $36.7 million, respectively.
2. Refer to page 4 for a reconciliation to net income, the most directly comparable GAAP measure.
3. Refer to the definitions outlined on pages 19 and 20 for detailed definitions of terms appearing on this page.
4. Refer to calculations on page 14, including a reconciliation to net income and interest expense, the most directly comparable GAAP measures.

1

Consolidated Balance Sheets ($ in thousands) 2 September 30, 2016 December 31, 2015 (unaudited) Assets Investments in real estate: Wholly-owned properties, net $ 5,348,258 $ 5,522,271 Wholly-owned properties held for sale 495,955 55,354 On-campus participating properties, net 87,212 90,129 Investments in real estate, net 5,931,425 5,667,754 Cash and cash equivalents 32,393 16,659 Restricted cash 29,649 33,675 Student contracts receivable, net 16,650 18,475 Other assets1 2 269,258 269,685 Total assets $ 6,279,375 $ 6,006,248 Liabilities and equity Liabilities: Secured mortgage, construction and bond debt2 $ 927,264 $ 1,094,962 Unsecured notes2 1,188,218 1,186,700 Unsecured term loans2 348,810 597,719 Unsecured revolving credit facility 20,000 68,900 Accounts payable and accrued expenses 77,247 71,988 Other liabilities3 199,887 144,811 Total liabilities 2,761,426 3,165,080 Redeemable noncontrolling interests 63,718 59,511 Equity: American Campus Communities, Inc. and Subsidiaries stockholders' equity: Common stock 1,319 1,124 Additional paid in capital 4,095,452 3,325,806 Treasury stock (975) (403) Accumulated earnings and dividends (639,698) (550,501) Accumulated other comprehensive loss (5,992) (5,830) Total American Campus Communities, Inc. and 3,450,106 2,770,196 Subsidiaries stockholders' equity Noncontrolling interests - partially owned properties 4,125 11,461 Total equity 3,454,231 2,781,657 Total liabilities and equity $ 6,279,375 $ 6,006,248 1. As of September 30, 2016, other assets include approximately $3.1 million related to net deferred financing costs on our revolving credit facility and the net value of in-place leases. 2. Beginning in 2016, deferred financing costs associated with secured mortgage, construction and bond debt, unsecured notes, and unsecured term loans are subject to new accounting guidance and are presented as a direct reduction to the carrying value of the debt. Prior period amounts have been reclassified to conform to the current period presentation. 3. As of September 30, 2016, other liabilities include approximately $58.9 million in deferred revenue and fee income.

Consolidated Statements of Comprehensive Income

(Unaudited, $ in thousands, except share and per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,		
	2016	2015	$ Change	2016	2015	$ Change
Revenues						
Wholly-owned properties	$ 185,694	$ 170,275	$ 15,419	$ 546,078	$ 517,641	$ 28,437
On-campus participating properties	6,758	6,565	193	23,018	21,469	1,549
Third-party development properties	773	937	(164)	3,929	3,178	751
Third-party management services	2,376	2,261	115	7,039	6,586	453
Resident services	810	778	32	2,325	2,309	16
Total revenues	**196,411**	**180,816**	**15,595**	**582,389**	**551,183**	**31,206**
Operating expenses						
Wholly-owned properties	100,602	96,411	4,191	257,175	252,672	4,503
On-campus participating properties	3,784	3,557	227	10,125	9,167	958
Third-party development and management services	3,340	3,555	(215)	10,638	10,554	84
General and administrative	5,375	5,086	289	16,810	15,667	1,143
Depreciation and amortization	52,067	51,874	193	159,486	154,103	5,383
Ground/facility leases	1,965	1,782	183	6,736	5,841	895
Total operating expenses	**167,133**	**162,265**	**4,868**	**460,970**	**448,004**	**12,966**
Operating income	**29,278**	**18,551**	**10,727**	**121,419**	**103,179**	**18,240**
Nonoperating income and (expenses)						
Interest income	1,272	1,099	173	4,026	3,296	730
Interest expense	(19,016)	(21,053)	2,037	(61,762)	(63,627)	1,865
Amortization of deferred financing costs	(1,344)	(1,315)	(29)	(5,238)	(4,032)	(1,206)
Gain from disposition of real estate	—	4,657	(4,657)	17,409	52,699	(35,290)
Loss from early extinguishment of debt	—	—	—	—	(1,770)	1,770
Other nonoperating income	—	388	(388)	—	388	(388)
Total nonoperating expense	**(19,088)**	**(16,224)**	**(2,864)**	**(45,565)**	**(13,046)**	**(32,519)**
Income before income taxes	10,190	2,327	7,863	75,854	90,133	(14,279)
Income tax provision	(345)	(311)	(34)	(1,035)	(932)	(103)
Net income	**9,845**	**2,016**	**7,829**	**74,819**	**89,201**	**(14,382)**
Net income attributable to noncontrolling interests	(201)	(161)	(40)	(1,150)	(1,569)	419
Net income attributable to ACC, Inc. and Subsidiaries common stockholders	**$ 9,644**	**$ 1,855**	**$ 7,789**	**$ 73,669**	**$ 87,632**	**$ (13,963)**
Other comprehensive income (loss)						
Change in fair value of interest rate swaps and other	1,271	(1,420)	2,691	(162)	(2,443)	2,281
Comprehensive income	$ 10,915	$ 435	$ 10,480	$ 73,507	$ 85,189	$ (11,682)
Net income per share attributable to ACC, Inc. and Subsidiaries common stockholders						
Basic	$ 0.07	$ 0.01		$ 0.57	$ 0.78	
Diluted	$ 0.07	$ 0.01		$ 0.56	$ 0.77	
Weighted-average common shares outstanding						
Basic	130,786,985	112,323,520		128,239,294	111,867,257	
Diluted	131,568,371	112,980,208		129,034,401	113,911,864	

3

Consolidated Statements of Funds from Operations

(Unaudited, $ in thousands, except share and per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,		
	2016	2015	$ Change	2016	2015	$ Change
Net income attributable to ACC, Inc. and Subsidiaries common stockholders	$ 9,644	$ 1,855	$ 7,789	$ 73,669	$ 87,632	$ (13,963)
Noncontrolling interests	201	161	40	1,150	1,569	(419)
Gain from disposition of real estate	—	(4,657)	4,657	(17,409)	(52,699)	35,290
Real estate related depreciation and amortization	51,301	51,244	57	157,232	152,253	4,979
Funds from operations ("FFO") attributable to common stockholders and OP unitholders	**61,146**	**48,603**	**12,543**	**214,642**	**188,755**	**25,887**
Elimination of operations of on-campus participating properties						
Net loss (income) from on-campus participating properties	365	493	(128)	(1,702)	(1,206)	(496)
Amortization of investment in on-campus participating properties	(1,839)	(1,780)	(59)	(5,493)	(5,231)	(262)
	59,672	47,316	12,356	207,447	182,318	25,129
Modifications to reflect operational performance of on-campus participating properties						
Our share of net cashflow[1]	351	468	(117)	2,216	2,082	134
Management fees	304	289	15	1,027	957	70
Contribution from on-campus participating properties	655	757	(102)	3,243	3,039	204
Property acquisition costs	114	623	(509)	114	2,836	(2,722)
Elimination of loss from early extinguishment of debt[2]	—	—	—	—	1,770	(1,770)
Funds from operations-modified ("FFOM") attributable to common stockholders and OP unitholders	**$ 60,441**	**$ 48,696**	**$ 11,745**	**$ 210,804**	**$ 189,963**	**$ 20,841**
FFO per share - diluted	**$ 0.46**	**$ 0.42**		**$ 1.65**	**$ 1.66**	
FFOM per share - diluted	**$ 0.45**	**$ 0.43**		**$ 1.62**	**$ 1.67**	
Weighted-average common shares outstanding - diluted	**132,877,380**	**114,532,290**		**130,407,761**	**114,021,780**	

1. 50% of the properties' net cash available for distribution after payment of operating expenses, debt service (including repayment of principal) and capital expenditures. Represents amounts accrued for the interim periods, which is included in ground/facility leases expense in the consolidated statements of comprehensive income (refer to page 3).
2. Represents losses associated with the early pay-off of mortgage loans for four properties sold during the nine months ended September 30, 2015. Such costs are excluded from gains from disposition of real estate reported in accordance with GAAP. However, we view the losses from early extinguishment of debt associated with the sales of real estate as an incremental cost of the sale transactions because we extinguished the debt in connection with the consummation of the sale transactions and we had no intent to extinguish the debt absent such transactions. We believe that adjusting FFOM to exclude these losses more appropriately reflects the results of our operations exclusive of the impact of our disposition transactions.

4

Wholly-Owned Properties Results of Operations

($ in thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,			
	2016	2015	$ Change	% Change	2016	2015	$ Change	% Change
Wholly-owned properties revenues								
Same store properties	$ 143,705	$ 138,283	$ 5,422	3.9%	$ 428,915	$ 415,223	$ 13,692	3.3%
New properties	23,169	9,704	13,465		59,587	20,243	39,344	
Sold and held for sale properties[1]	19,630	23,066	(3,436)		59,901	84,484	(24,583)	
Total revenues[2]	$ 186,504	$ 171,053	$ 15,451	9.0%	$ 548,403	$ 519,950	$ 28,453	5.5%
Wholly-owned properties operating expenses								
Same store properties[3]	$ 77,763	$ 75,510	$ 2,253	3.0%	$ 201,892	$ 196,826	$ 5,066	2.6%
New properties	11,201	6,939	4,262		25,186	13,625	11,561	
Sold and held for sale properties[1 4]	11,638	13,962	(2,324)		30,097	42,221	(12,124)	
Total operating expenses	$ 100,602	$ 96,411	$ 4,191	4.3%	$ 257,175	$ 252,672	$ 4,503	1.8%
Wholly-owned properties net operating income								
Same store properties	$ 65,942	$ 62,773	$ 3,169	5.0%	$ 227,023	$ 218,397	$ 8,626	3.9%
New properties	11,968	2,765	9,203		34,401	6,618	27,783	
Sold and held for sale properties[1]	7,992	9,104	(1,112)		29,804	42,263	(12,459)	
Total net operating income	$ 85,902	$ 74,642	$ 11,260	15.1%	$ 291,228	$ 267,278	$ 23,950	9.0%

Note: The same store grouping above represents properties owned and operating for both of the entire years ended December 31, 2016 and 2015, which are not conducting or planning to conduct substantial development or redevelopment activities, and are not classified as held for sale as of September 30, 2016. Refer to page 18 for detail of our same store groupings.

1. Includes 20 properties sold in 2015, along with two properties sold during the first nine months of 2016, which are disclosed on page 9. Also includes 19 properties classified as held for sale as of September 30, 2016. One of these properties consists of two phases that are counted separately in the property portfolio numbers listed on page 18.
2. Includes revenues that are reflected as Resident Services Revenue on the accompanying consolidated statements of comprehensive income.
3. See page 6 for detail of same store operating expenses.
4. Does not include the allocation of payroll and other administrative costs related to corporate management and oversight.

5

Same Store Wholly-Owned Properties Operating Expenses

($ in thousands, except per bed amounts)

	Three Months Ended September 30,						
	2016				2015		
	Total	Per Bed	% Change From Prior Year	% of Total Operating Expenses	Total	Per Bed	% of Total Operating Expenses
General & administrative and other[1]	$ 16,167	$ 239	5.0%	21%	$ 15,393	$ 228	20%
Property taxes[2]	14,842	219	6.4%	19%	13,950	206	18%
Utilities[3]	14,909	220	6.0%	19%	14,069	208	19%
Payroll[4]	15,170	224	1.2%	19%	14,983	221	20%
Repairs and maintenance[5]	12,850	190	-4.1%	17%	13,402	198	18%
Marketing[6]	2,421	36	4.1%	3%	2,325	34	3%
Insurance	1,404	21	1.2%	2%	1,388	21	2%
Total same store wholly-owned operating expenses	**$ 77,763**	**$ 1,149**	**3.0%**	**100%**	**$ 75,510**	**$ 1,116**	**100%**
Weighted average same store wholly-owned beds	**67,650**						

	Nine Months Ended September 30,						
	2016				2015		
	Total	Per Bed	% Change From Prior Year	% of Total Operating Expenses	Total	Per Bed	% of Total Operating Expenses
General & administrative and other[1]	$ 44,012	$ 651	4.0%	22%	$ 42,334	$ 626	22%
Property taxes[2]	43,906	648	5.7%	22%	41,529	614	21%
Utilities[3]	42,418	627	1.7%	21%	41,720	616	21%
Payroll[4]	39,380	582	0.6%	20%	39,130	578	20%
Repairs and maintenance[5]	21,122	312	-0.9%	10%	21,319	315	11%
Marketing[6]	6,883	102	8.5%	3%	6,344	94	3%
Insurance	4,171	62	-6.3%	2%	4,450	66	2%
Total same store wholly-owned operating expenses	**$ 201,892**	**$ 2,984**	**2.6%**	**100%**	**$ 196,826**	**$ 2,909**	**100%**
Weighted average same store wholly-owned beds	**67,650**						

Note: The same store grouping above represents properties owned and operating for both of the entire years ended December 31, 2016 and 2015, which are not conducting or planning to conduct substantial development or redevelopment activities, and are not classified as held for sale as of September 30, 2016. Refer to page 18 for detail of our same store groupings.

1. Includes security costs, shuttle costs, and property-level general and administrative costs as well as an allocation of costs related to corporate management and oversight. Also includes acquisition integration costs, bad debt, food service, and other miscellaneous expenses.
2. The increase over the prior year is primarily due to additional property tax expense resulting from higher than anticipated property tax assessments in various markets.
3. Represents gross expenses prior to any recoveries from tenants, which are reflected in wholly-owned properties revenues.
4. Includes payroll and related expenses for on-site personnel including general managers, maintenance staff, and leasing staff.
5. Includes general maintenance costs such as interior painting, routine landscaping, pest control, fire protection, snow removal, elevator maintenance, roof and parking lot repairs, and other miscellaneous building repair costs. Also includes costs related to the annual turn process. The decrease when compared to the prior period is primarily related to one-time occurrences at three properties during the three months ended September 30, 2015.
6. Includes costs related to property marketing campaigns associated with our annual leasing efforts. The increase over the prior year is primarily related to planned promotional expenses aimed at achieving our leasing targets for the 2016/2017 academic year.

6

Seasonality of Operations
($ in thousands, except per bed amounts)

	Three Months Ended					
	September 30, 2015	December 31, 2015	March 31, 2016	June 30, 2016	September 30, 2016	Total/Weighted Average-Last 12 Months
2016 same store properties						
Revenue per occupied bed						
Rental revenue per occupied bed per month	$ 671	$ 691	$ 687	$ 675	$ 685	$ 685
Other income per occupied bed per month[1]	76	54	54	65	84	64
Total revenue per occupied bed	**$ 747**	**$ 745**	**$ 741**	**$ 740**	**$ 769**	**$ 749**
Average number of owned beds	67,650	67,650	67,650	67,650	67,650	67,650
Average physical occupancy for the quarter	*91.2%*	*98.0%*	*97.8%*	*92.0%*	*92.1%*	*94.9%*
Total revenue	$ 138,283	$ 148,196	$ 147,119	$ 138,091	$ 143,705	$ 577,111
Property operating expenses	75,510	62,440	62,063	62,066	77,763	264,332
Net operating income	$ 62,773	$ 85,756	$ 85,056	$ 76,025	$ 65,942	$ 312,779
Operating margin	*45.4%*	*57.9%*	*57.8%*	*55.1%*	*45.9%*	*54.2%*
2016 new properties						
Revenue per occupied bed						
Rental revenue per occupied bed per month	$ 649	$ 787	$ 784	$ 785	$ 829	$ 799
Other income per occupied bed per month[1]	98	74	71	69	83	74
Total revenue per occupied bed	**$ 747**	**$ 861**	**$ 855**	**$ 854**	**$ 912**	**$ 873**
Average number of owned beds	5,263	7,738	7,738	7,738	9,466	8,170
Average physical occupancy for the quarter	*82.3%*	*90.5%*	*91.7%*	*91.9%*	*89.5%*	*90.8%*
Total revenue	$ 9,704	$ 18,097	$ 18,195	$ 18,223	$ 23,169	$ 77,684
Property operating expenses	6,939	7,117	7,108	6,877	11,201	32,303
Net operating income	$ 2,765	$ 10,980	$ 11,087	$ 11,346	$ 11,968	$ 45,381
Operating margin	*28.5%*	*60.7%*	*60.9%*	*62.3%*	*51.7%*	*58.4%*
ALL PROPERTIES						
Revenue per occupied bed						
Rental revenue per occupied bed per month	$ 669	$ 700	$ 698	$ 685	$ 703	$ 696
Other income per occupied bed per month[1]	78	56	56	66	84	66
Total revenue per occupied bed	**$ 747**	**$ 756**	**$ 754**	**$ 751**	**$ 787**	**$ 762**
Average number of owned beds	72,913	75,388	75,388	75,388	77,116	75,820
Average physical occupancy for the quarter	*90.6%*	*97.2%*	*97.0%*	*92.0%*	*91.7%*	*94.5%*
Total revenue	$ 147,987	$ 166,293	$ 165,314	$ 156,314	$ 166,874	$ 654,795
Property operating expenses	82,449	69,557	69,171	68,943	88,964	296,635
Net operating income	$ 65,538	$ 96,736	$ 96,143	$ 87,371	$ 77,910	$ 358,160
Operating margin	*44.3%*	*58.2%*	*58.2%*	*55.9%*	*46.7%*	*54.7%*
Sold and held for sale properties[2]						
Total revenue	$ 23,066	$ 21,775	$ 21,190	$ 19,081	$ 19,630	$ 81,676
Property operating expenses[3]	13,962	9,607	9,680	8,779	11,638	39,704
Net operating income	$ 9,104	$ 12,168	$ 11,510	$ 10,302	$ 7,992	$ 41,972

Note: The same store grouping above represents properties owned and operating for both of the entire years ended December 31, 2016 and 2015, which are not conducting or planning to conduct substantial development or redevelopment activities, and are not classified as held for sale as of September 30, 2016. Refer to page 18 for detail of our same store groupings.

1. Other income is all income other than Net Student Rent. This includes, but is not limited to, utility income, damages, parking income, summer conference rent, application and administration fees, income from retail tenants, etc.
2. Includes 20 properties sold in 2015, along with two properties sold during the first nine months of 2016, which are disclosed on page 9. Also includes 19 properties classified as held for sale as of September 30, 2016. One of these properties consists of two phases that are counted separately in the property portfolio numbers listed on page 18.
3. Does not include the allocation of payroll and other administrative costs related to corporate management and oversight.

7

Portfolio Overview

Property Type	Design Beds	Physical Occupancy at September 30, 2016	Physical Occupancy at September 30, 2015	Occupancy Change	Fall 2016 Final Rental Rate Change	Revenue Change	Rental Revenue per Occupied Bed for Academic Year[1] 2016 / 2017	Rental Revenue per Occupied Bed for Academic Year[1] 2015 / 2016
2017 Same Store Wholly-owned Properties								
Final Fall 2015 occupancy of 98% or greater	53,388	98.8%	99.7%	-0.9%	4.2%	3.3%	$ 723	$ 694
Final Fall 2015 occupancy between 95% and 98%	9,704	95.3%	96.8%	-1.5%	2.8%	1.3%	727	707
Final Fall 2015 occupancy less than 95%	12,296	92.9%	85.0%	7.9%	1.0%	8.9%	728	721
Subtotal - 2017 Same Store Wholly-owned Properties[2]	**75,388**	**97.4%**	**97.0%**	**0.4%**	**3.5%**	**3.9%**	**$ 724**	**$ 700**
New Wholly-owned Properties								
2016 Acquisition Property[3]	546	97.6%	n/a	n/a	n/a	n/a	$ 639	n/a
2016 Development Deliveries[4 5]	3,191	90.9%	n/a	n/a	n/a	n/a	792	n/a
Subtotal - New Wholly-owned Properties	**3,737**	**91.9%**	**n/a**	**n/a**	**n/a**	**n/a**	**$ 769**	**n/a**
Total - Wholly-owned Properties	**79,125**	**97.1%**	**n/a**	**n/a**	**n/a**	**n/a**	**$ 726**	**n/a**
Held for Sale Wholly-owned Properties[6]	**12,083**	**94.2%**	**96.2%**	**-2.0%**	**0.4%**	**-1.6%**	**$ 511**	**$ 509**
On Campus Participating Properties	**5,086**	**97.9%**	**99.3%**	**-1.4%**				

Note: The same store grouping presented above for purposes of disclosing the final leasing status for the 2016/2017 academic year represents properties that will be classified as same store properties in 2017. Refer to page 18 for detail of our same store groupings.

1. Represents average rental revenue per occupied bed for the academic years presented.
2. When including assets classified as held for sale, the company achieved same store wholly-owned occupancy of 96.9 percent as of September 30, 2016 compared to 96.8 percent for the same date prior year, with an average rental rate increase of 3.3 percent.
3. Includes one wholly-owned property acquired during the third quarter of 2016. Refer to page 9 for additional information about this property acquisition.
4. Includes seven wholly-owned properties that completed construction and opened for occupancy in August and September 2016. Refer to page 10 for more information about these development properties.
5. Excluding Merwick Stanworth Phase II, a community which will serve faculty and staff members of Princeton University and is expected to stabilize in a manner consistent with a multi-family property during the first academic year, consistent with the first phase Merwick Stanworth development, the company's 2016 development deliveries occupancy is 97.4 percent.
6. Includes 19 properties classified as held for sale as of September 30, 2016 that are anticipated to be sold in the fourth quarter 2016 subject to the satisfaction of various contingencies and closing conditions. One of these properties consists of two phases that are counted separately in the property portfolio numbers listed on page 18.

8

Investment Update

($ in thousands)

ACQUISITIONS

Project	Location	Primary University Served	Beds	Closing Date	Purchase Price	Assumed Mortgage Debt
University Crossings - Charlotte	Charlotte, NC	University of North Carolina - Charlotte	546	August 31, 2016		$ —
U Point	Syracuse, NY	Syracuse University	163	October 13, 2016		—
			709		$ 63,100	$ —

DISPOSITIONS

Project	Location	Primary University Served	Beds	Closing Date	Sales Price	Outstanding Mortgage Debt
The Edge - Orlando	Orlando, FL	University of Central Florida	930	March 11, 2016		$ —
University Village - Sacramento	Sacramento, CA	California State Univ. - Sacramento	394	March 24, 2016		—
			1,324		$ 73,800	$ —

HELD FOR SALE[1]

Project	Location	Primary University Served	Beds	Anticipated Closing Date[2]	Sales Price	Outstanding Mortgage Debt[3]
Abbott Place	East Lansing, MI	Michigan State University	654			$ —
Burbank Commons	Baton Rouge, LA	Louisiana State University	532			—
Campus Corner	Bloomington, IN	Indiana University	796			—
Campus Way	Tuscaloosa, AL	University of Alabama	680			—
Forest Village and Woodlake	Columbia, MO	University of Missouri	704			—
Garnet River Walk	West Columbia, SC	University of South Carolina	476			16,615
Grindstone Canyon	Columbia, MO	University of Missouri	384			13,739
Lions Crossing	State College, PA	Penn State University	696			—
Nittany Crossing	State College, PA	Penn State University	684			—
Pirates Place Townhomes	Greenville, NC	East Carolina University	528			4,095
The Centre	Kalamazoo, MI	Western Michigan University	700			19,875
The Cottages of Baton Rouge	Baton Rouge, LA	Louisiana State University	1,290			62,304
The Cottages of Columbia	Columbia, MO	University of Missouri	513			19,403
U Club Cottages	Baton Rouge, LA	Louisiana State University	308			15,363
University Club & The Grove[4]	Tallahassee, FL	Florida State University	736			—
University Crescent	Baton Rouge, LA	Louisiana State University	612			24,150
University Heights	Birmingham, AL	University of Alabama at Birmingham	528			—
University Manor	Greenville, NC	East Carolina University	600			—
University Oaks	Columbia, SC	University of South Carolina	662			22,150
			12,083	Q4 2016	$ 508,000	$ 197,694

1. This portfolio of properties has met all necessary criteria required to be classified as held for sale under generally accepted accounting principles (GAAP) as of September 30, 2016. The net book value of these properties is included in wholly-owned properties held for sale on the consolidated balance sheet as of September 30, 2016 (refer to page 2).
2. The closing of the transaction is subject to the satisfaction of various contingencies and closing conditions.
3. All outstanding mortgage debt will be paid off by the Company prior to the anticipated closing date.
4. Consists of two phases that are counted separately in the property portfolio numbers listed on page 18.

9

Owned Development Update

($ in thousands)

RECENTLY COMPLETED PROJECTS

Project	Location	Primary University Served	Project Type	Beds	Total Project Costs[1]	Opened for Occupancy
Currie Hall	Los Angeles, CA	University of Southern California	ACE	456	$ 51,400	August 2016
Fairview House	Indianapolis, IN	Butler University	ACE	633	40,100	August 2016
University Pointe	Louisville, KY	University of Louisville	ACE	531	44,500	August 2016
Merwick Stanworth Phase II[2]	Princeton, NJ	Princeton University	ACE	379	48,600	September 2016
U Club on 28th	Boulder, CO	University of Colorado	Off-Campus	398	55,400	August 2016
U Club Sunnyside	Morgantown, WV	West Virginia University	Off-Campus	534	47,100	August 2016
The Court at Stadium Centre[3]	Tallahassee, FL	Florida State University	Off-Campus	260	27,800	August 2016
				3,191	$ 314,900	

OWNED DEVELOPMENT PROJECTS UNDER CONSTRUCTION

						As of September 30, 2016			
Project	Location	Primary University Served	Project Type	Beds	Estimated Project Cost[1]	CIP[4]	Land and Other[5]	Total Costs Incurred	Scheduled Completion
Arizona State Univ. Res. Hall	Tempe, AZ	Arizona State University	ACE	1,594	$ 107,800	$ 47,491	$ —	$ 47,491	August 2017
Sky View	Flagstaff, AZ	Northern Arizona University	ACE	626	56,600	20,176	236	20,412	August 2017
University Square	Prairie View, TX	Prairie View A&M University	ACE	466	26,800	9,426	—	9,426	August 2017
U Centre on Turner	Columbia, MO	University of Missouri	Off-Campus	718	69,100	25,296	14,005	39,301	August 2017
U Pointe on Speight	Waco, TX	Baylor University	Off-Campus	700	49,800	15,891	4,705	20,596	August 2017
21Hundred @ Overton Park	Lubbock, TX	Texas Tech University	Off-Campus	1,204	81,600	31,352	16,772	48,124	August 2017
Suites at 3rd	Champaign, IL	University of Illinois	Off-campus	251	25,000	4,373	831	5,204	August 2017
U Club Binghamton	Binghamton, NY	SUNY Binghamton University	Off-campus	562	55,800	13,217	12,232	25,449	August 2017
Callaway House Apartments[6]	Norman, OK	University of Oklahoma	Off-campus	915	89,100	30,015	12,651	42,666	August 2017
U Centre on College[6]	Clemson, SC	Clemson University	Off-campus	418	41,500	18,250	1	18,251	August 2017
		SUBTOTAL - 2017 DELIVERIES		7,454	$ 603,100	$ 215,487	$ 61,433	$ 276,920	
Virginia Commonwealth Univ.	Richmond, VA	Virginia Commonwealth Univ.	ACE	1,524	$ 95,700	$ 5,233	$ —	$ 5,233	August 2018
Butler University Phase II[7]	Indianapolis, IN	Butler University	ACE	648	38,900	—	1,291	1,291	August 2018
		SUBTOTAL - 2018 DELIVERIES		2,172	$ 134,600	$ 5,233	$ 1,291	$ 6,524	

OWNED DEVELOPMENT PIPELINE[8]

Project	Location	Primary University Served	Project Type	Anticipated Commencement	Approx. Targeted Beds	Estimated Project Cost[1, 9]	Targeted Completion
Univ. of California, Berkeley	Berkeley, CA	University of California, Berkeley	ACE	Q4 2016	783	$ 94,000	Fall 2018 / Fall 2019
Northeastern University	Boston, MA	Northeastern University	ACE	Q1 2017	798	150,000	Fall 2019
Carbondale Development	Carbondale, IL	Southern Illinois University	Off-campus	TBD	650	32,000	TBD
					2,231	$ 276,000	

1. In certain instances at ACE properties, the company agrees to construct spaces within the property that will ultimately be owned, managed, and funded by the universities. Such spaces include but are not limited to dining, childcare, retail, academic, and office facilities. The Total and Estimated Project Cost excludes the costs of the construction of such facilities, as they will be reimbursed by the universities.
2. This community will serve faculty and staff members of Princeton University and, unlike student housing communities, this property is expected to stabilize in a manner consistent with a multi-family property during the first academic year.
3. In conjunction with the purchase of Stadium Centre in July 2015, we entered into a presale agreement to purchase The Court at Stadium Centre, an adjacent property, which was completed in August 2016. We completed the purchase of the property in May 2016 and the property opened for operations in August 2016.
4. The total construction in progress ("CIP") balance above excludes $2.9 million related to ongoing renovation projects at operating properties.
5. Consists of amounts incurred to purchase the land for off-campus development projects, as well as other development-related expenditures not included in CIP such as deposits, furniture, etc.
6. In June 2016, we secured two in-process development projects which were part of the broader University House Communities Group, Inc. transaction.
7. Commenced construction in October 2016.
8. Does not include undeveloped land parcels in eight university markets totaling $40.1 million. Commencement of owned off-campus development projects is subject to final determination of feasibility, execution and closing on definitive agreements, municipal approval processes, fluctuations in the construction market, and current capital market conditions. ACE awards provide the company with the opportunity to exclusively negotiate with the subject universities. Commencement of ACE projects is subject to various levels of university board approval, final determination of feasibility, execution and closing on definitive agreements, municipal approval processes, fluctuations in the construction market, and current capital market conditions.
9. Estimated Project Cost includes land and other predevelopment costs of $8.4 million incurred as of September 30, 2016 for owned development pipeline projects.

10

Third-Party Development Update
($ in thousands)

	Three Months Ended September 30, 2016	2015	$ Change	Nine Months Ended September 30, 2016	2015	$ Change
Development services revenue	$ 773	$ 937	$ (164)	$ 3,929	$ 3,178	$ 751
% of total revenue	0.4%	0.5%		0.7%	0.6%	

RECENTLY COMPLETED PROJECTS

Project	Location	Primary University Served	Beds	Total Fees	Completed
The Nest	Chicago, IL	Northeastern Illinois University	440	$ 2,100	August 2016

CONTRACTED PROJECTS IN PROGRESS

Project	Location	Primary University Served	Beds	Total Fees	Fees Earned as of September 30, 2016	Fees Earned in Current Year	Remaining Fees as of September 30, 2016	Scheduled Completion
Oregon State Univ. Cascades	Bend, OR	Oregon State University	340	$ 1,900	$ 1,559	$ 540	$ 341	December 2016
Momentum Village Phase II	Corpus Christi, TX	Texas A&M University Corpus Christi	560	2,300	1,400	1,400	900	August 2017
Esperanza Hall	San Antonio, TX	Texas A&M University San Antonio	382	1,100	636	636	464	August 2017
			1,282	$ 5,300	$ 3,595	$ 2,576	$ 1,705	

ON-CAMPUS AWARD PIPELINE[1]

Project	Location	Anticipated Financing Structure	Anticipated Commencement	Targeted Completion	Estimated Fees
Texas A&M University Corpus Christi[2]	Corpus Christi, TX	Third-party	n/a	Q4 2016 / Q1 2017	$1,400
Arizona State Univ. Apartments	Tempe, AZ	ACE	TBD	Q3 / Q4 2018	n/a
Northern Kentucky University	Highland Heights, KY	Third-party	TBD	Fall 2018 / Fall 2019	TBD
Louisville Village Site	Louisville, KY	ACE	TBD	Fall 2019	n/a
La Salle University	Philadelphia, PA	Third-party	TBD	Fall 2019	TBD

1. These awards relate to speculative development projects that are subject to final determination of feasibility, negotiation, final award, procurement rules and other applicable law, execution and closing of definitive agreements on terms acceptable to the company, and fluctuations in the construction and financing markets. Anticipated commencement and fees are dependent upon the availability of project financing, which is affected by current capital market conditions.
2. Under the terms of a Consultant Agreement, and with the consent of the University's Board of Regents, we will earn fees for the performance of advisory services related to a not-for-profit entity's purchase of a 1,790-bed apartment community for the benefit of the University.

11

Management Services Update

($ in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,		
	2016	2015	$ Change	2016	2015	$ Change
Management services revenue	$ 2,376	$ 2,261	$ 115	$ 7,039	$ 6,586	$ 453
% of total revenue	1.2%	1.3%		1.2%	1.2%	

NEW / PENDING MANAGEMENT CONTRACTS

Project	Location	Primary University Served	Approximate Beds	Stabilized Annual Fees[1]	Actual or Anticipated Commencement
The Nest	Chicago, IL	Northeastern Illinois University	440	$ 170	August 2016
Garden Village[2]	Berkeley, CA	University of California, Berkeley	236	120	August 2016
Centennial Place	Toronto, Canada	Centennial College	742	170	September 2016
Collegeview Commons[3]	Ontario, Canada	Conestoga College	487	50	September 2016
Parkside	Toronto, Canada	Ryerson University	597	173	November 2016
Texas A&M University Corpus Christi	Corpus Christi, TX	Texas A&M University Corpus Christi	1,790	480	Q4 2016/Q1 2017
Momentum Village Phase II	Corpus Christi, TX	Texas A&M University Corpus Christi	560	180	August 2017
Esperanza Hall	San Antonio, TX	Texas A&M University San Antonio	382	100	August 2017
Collegeview Commons Phase II	Ontario, Canada	Conestoga College	513	50	September 2017
			5,747	$ 1,493	

DISCONTINUED MANAGEMENT CONTRACTS

Project	Location	Primary University Served	Beds	2016 Fee Contribution Prior to Termination	Discontinued As Of
3170 & 3190 Donnelly	Windsor, Ontario	University of Windsor	117	$ 4	April 2016
675 Richmond	London, Ontario	University of Western Ontario	451	16	April 2016
West Village Suites	Hamilton, Ontario	McMaster University	449	45	July 2016
The Luxe	Waterloo, Ontario	University of Waterloo	955	92	July 2016
Village Suites	Oshawa, Ontario	Durham College	588	51	July 2016
Centennial	Toronto, Canada	Centennial College	368	42	September 2016
			2,928	$ 250	

1. Stabilized annual fees are dependent upon the achievement of anticipated occupancy levels.
2. The stabilized annual fee amount does not include an initial operations fee of $40,000 earned in August 2016. Subsequent to August 2016, the stabilized annual fee will be approximately $120,000 per year.
3. The stabilized annual fee amount does not include an initial operations fee of $90,000 earned from December 2015 through August 2016. Subsequent to August 2016, the stabilized annual fee will be approximately $50,000 per year.

12

Capital Structure as of September 30, 2016

($ in millions, except per share data)

Market Capitalization & Unsecured Notes Covenants

Total Debt[1]	$	2,460
Total Equity Market Value[2]	$	6,809
Total Market Capitalization	$	**9,269**
Debt to Total Market Capitalization		26.5%
Net Debt to EBITDA[3]		5.8x
Total Asset Value[4]	$	7,229
Unencumbered Asset Value	$	5,541
Unencumbered Asset Value to Total Asset Value		76.7%

	Requirement	Current Ratio
Total Debt to Total Asset Value	≤ 60%	34.0%
Secured Debt to Total Asset Value	≤ 40%	12.3%
Unencumbered Asset Value to Unsecured Debt	> 150%	352.9%
Interest Coverage[3]	> 1.5x	4.4x

	Principal Outstanding	Weighted Average Interest Rate	Average Term To Maturity
Fixed Rate Mortgage Loans	$ 784	5.0%[5]	4.1 Yrs
Unsecured Revolving Credit Facility	20	1.8%	1.4 Yrs
Unsecured Term Loans	350	2.0%	2.0 Yrs
Unsecured Notes	1,200	3.8%	6.1 Yrs
On-Campus Participating Properties	106	5.1%	15.5 Yrs
Total/Weighted Average	**$ 2,460**	**4.0%**	**5.2 Yrs**

Variable Rate Debt as % of Total Debt[6] **0.8%**

Debt Maturity Schedule



$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
Fixed Rate Mortgage Loans
Unsecured Term Loans
Unsecured Notes
Unsecured Revolving Credit Facility
On-Campus Participating Properties
$1
$118
$200
$163
$20
$59
$400
$297
$150
$29
$63
$4
$19
$400
$67
$400
$12
$58
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025+

Weighted Average Interest Rate Of Debt Maturing Each Year

	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025+
Fixed Rate Mortgage Loans	6.6%	5.8%	4.2%	-	5.6%	5.4%	4.1%	7.2%	4.5%	3.7%
Total Debt	6.6%	3.5%	3.9%	-	3.6%	4.2%	4.1%	4.0%	4.3%	4.6%

Note – refer to the definitions outlined on pages 19 and 20 for detailed definitions of terms appearing on this page.

1. Excludes net unamortized debt premiums related to mortgage loans assumed in connection with acquisitions of $41.9 million, unamortized original issue discount on unsecured notes of $2.0 million, and unamortized deferred financing costs of $15.9 million.
2. Based on share price of $50.87 and fully diluted share count of 133,858,709 as of September 30, 2016. Assumes conversion of 1,252,559 common and preferred Operating Partnership units and 778,726 unvested restricted stock awards.
3. Refer to calculations on page 14, including a reconciliation to net income and interest expense, the most directly comparable GAAP measures.
4. Excludes accumulated depreciation of $1.0 billion and receivables and intangible assets, net of accumulated amortization, of $51.8 million.
5. Including the amortization of net debt premiums related to mortgage loans assumed in connection with property acquisitions, the effective interest rate for fixed rate mortgage loans is 3.7%.
6. The company's variable rate debt consists of the unsecured revolving credit facility.

13

Interest Coverage
($ in thousands)

	Three Months Ended				
	December 31, 2015	March 31, 2016	June 30, 2016	September 30, 2016	Last Twelve Months
Net income attributable to ACC, Inc. and Subsidiaries common stockholders	$ 28,359	$ 45,587	$ 18,438	$ 9,644	$ 102,028
Net income attributable to noncontrolling interests	501	622	327	201	1,651
Interest expense	24,162	22,627	20,119	19,016	85,924
Income tax provision	310	345	345	345	1,345
Depreciation and amortization	54,685	53,716	53,703	52,067	214,171
Amortization of deferred financing costs	1,518	2,542	1,352	1,344	6,756
Share-based compensation	2,481	2,651	2,842	2,328	10,302
Gain from disposition of real estate	—	(17,409)	—	—	(17,409)
Earnings Before Interest, Taxes, Depreciation, and Amortization ("EBITDA")	**$ 112,016**	**$ 110,681**	**$ 97,126**	**$ 84,945**	**$ 404,768**
Pro-forma adjustments to EBITDA[1]					17,110
Adjusted EBITDA					**$ 421,878**
Interest Expense from consolidated statement of comprehensive income	$ 24,162	$ 22,627	$ 20,119	$ 19,016	$ 85,924
Amortization of mortgage debt premiums/discounts	3,150	3,236	3,188	3,104	12,678
Capitalized interest	1,461	2,090	3,565	3,301	10,417
Change in accrued interest payable	(4,366)	4,884	(4,275)	(1,778)	(5,535)
Cash Interest Expense	**$ 24,407**	**$ 32,837**	**$ 22,597**	**$ 23,643**	**$ 103,484**
Pro-forma adjustments to Cash Interest Expense[1]					(8,357)
Adjusted Interest Expense					**$ 95,127**
Interest Coverage					**4.4x**

Note: refer to the definitions outlined on pages 19 and 20 for detailed definitions of terms appearing on this page.

1. Adjustment to reflect all acquisitions, development deliveries, dispositions, debt repayments and debt refinancings as if such transactions had occurred on the first day of the 12 month period presented.

14

Capital Allocation – Long Term Funding Plan

($ in millions)

Sources and Uses for Development - As of September 30, 2016			
Estimated Development Capital Uses:			
Development Pipeline[1]	Estimated Project Cost	Total Costs Incurred	Remaining Capital Needs
2017 Developments Underway or Expected to Start in Current Year	$ 603	$ 277	$ 326
2018 Developments Expected to Start in Current Year	229	9	220
Total	$ 832	$ 286	**$ 546**

Estimated Sources:	Capital Sources
Cash and Cash Equivalents	$ 32
Estimated Cash Flow Available for Investment - through 2018[2]	110
Remaining Targeted Asset Dispositions[3]	508 - 530
Total	**$650 - $672**

Selected Credit Metrics[4]		
Credit Metric:	**September 30, 2016**	**Pro Forma[5]**
Total Debt to Total Asset Value	34.0%	32.3% - 32.6%
Net Debt to EBITDA[6]	5.8x	5.2x - 5.3x

Note: This analysis demonstrates anticipated funding for the developments currently underway or with expected starts in the current year. As future developments commence, they are expected to be funded via additional dispositions, free cash available for investment, and capital market transactions.

1. Includes development projects under construction, and management's Estimated Project Cost for future development deliveries that are expected to commence construction during the current year, as disclosed on page 10. Estimated Project Cost for 2018 developments includes one project not yet under construction: Univ. of California, Berkeley ($94.0 million). If we elect to move forward with additional developments, we would commence construction in future years.
2. Available cash flow is derived from disclosure in our 2015 Form 10-K and is calculated as net cash provided by operating activities of $261.0 million less dividend payments of $178.5 million, less principal payments on debt of $14.5 million, less recurring capital expenditures of $19.4 million. Calculation results in available cash flow for investment in 2015 of $49.0 million, which is then annualized over the remaining 9 quarters through the end of 2018.
3. Remaining targeted dispositions represent non-core assets strategically targeted for disposition as part of the company's capital recycling program, which include the 19 properties currently classified as held for sale and anticipated to close in the fourth quarter of 2016 subject to the satisfaction of various contingencies and closing conditions, and two other non-core assets the company is currently marketing for potential sale in early 2017.
4. Refer to definitions outlined on pages 19 and 20 for detailed definitions of terms appearing on this page.
5. Ratios represent the pro forma impact of dispositions and development deliveries assumed in the Sources and Uses table. Yields for developments range from 6.5% - 7.0% and the nominal capitalization rate range of non-core student housing asset dispositions is assumed to be 6.4%. Actual ratios will vary based on the timing of dispositions versus the timing of construction funding.
6. Refer to page 14 for a reconciliation of EBITDA to net income, the most directly comparable GAAP measure.

15

2016 Outlook – Summary1 ($ in thousands, except share and per-share data) 16 Prior Current2 Low High Low High Net income3 $ 108,500 $ 118,800 $ 113,400 $ 118,700 Noncontrolling interests 1,150 1,300 1,800 1,900 Gain from disposition of real estate4 (17,400) (17,400) (17,400) (17,400) Depreciation and amortization 202,250 206,800 203,600 203,600 Funds from operations ("FFO") $ 294,500 $ 309,500 $ 301,400 $ 306,800 Elimination of operations from on-campus participating properties (11,000) (11,400) (12,300) (12,300) Contribution from on-campus participating properties 3,800 4,400 4,400 4,500 Acquisition transaction costs — — 100 100 Funds from operations - modified ("FFOM") $ 287,300 $ 302,500 $ 293,600 $ 299,100 Net income per share - diluted $ 0.83 $ 0.91 $ 0.86 $ 0.90 FFO per share - diluted $ 2.25 $ 2.36 $ 2.29 $ 2.33 FFOM per share - diluted $ 2.19 $ 2.31 $ 2.23 $ 2.27 Weighted-average common shares outstanding - diluted5 130,950,000 130,950,000 131,500,000 131,500,000 1. The company believes that the financial results for the fiscal year ending December 31, 2016 may be affected by, among other factors: • national and regional economic trends and events; • the timing of acquisitions and/or dispositions; • interest rate risk; • the timing of commencement of construction on owned development projects; • the ability of the company to be awarded and the timing of the commencement of construction on third-party development projects; • university enrollment, funding and policy trends; • the ability of the company to earn third-party management revenues; • the amount of income recognized by the taxable REIT subsidiaries and any corresponding income tax expense; • the ability of the company to integrate acquired properties; • the outcome of legal proceedings arising in the normal course of business; and • the finalization of property tax rates and assessed values in certain jurisdictions. 2. Refer to page 17 for details on changes in assumptions used to determine the revised guidance range. 3. Excludes loss from early extinguishment of debt and gain from disposition related to properties classified as held for sale as of September 30, 2016, which are anticipated to be sold in the fourth quarter of 2016 subject to the satisfaction of various contingencies and closing conditions. 4. Represents gains from two properties disposed of during the nine months ended September 30, 2016. 5. Revised to reflect the issuance of common stock through the company's at-the-market share offering program (ATM Equity Program).

2016 Outlook – Changes From Previous Guidance

($ in thousands, except share and per share data)

2016 Property Net Operating Income	Prior Low	Prior High	Current Low	Current High
Total wholly-owned properties net operating income	$ 395,200	$ 410,900	$ 399,100	$ 404,000
2016 same store net operating income growth[1]	2.0%	3.8%	3.3%	3.6%
AY 2016/2017 final leasing results - occupancy[1]	96.75%	98.75%	97.4%	
AY 2016/2017 final leasing results - rental rate[1]	3.25%	2.75%	3.5%	
Dispositions	$ 600,000	$ 200,000	$582,000[2]	
Development deliveries	$ 280,900	$ 280,900	$287,100	
Mezzanine/pre-sale purchases	$ 27,900	$ 27,900	$27,800	

Significant Changes From Previous Guidance

Property net operating income revised to reflect:

- Completion of lease-up for 2016/2017 academic year and year to date property operating performance.
- Differences in the timing and amount of anticipated disposition activity are expected to result in approximately $2.0 million of additional wholly-owned properties net operating income at the low-end of the guidance range and $4.8 million less net operating income at the high-end of the guidance range. Both the prior and current guidance ranges include $74 million of disposition activity completed in the first quarter 2016, which contributed $1.1 million of wholly-owned properties net operating income. The prior guidance range for dispositions assumed an additional $526 million of dispositions on October 1, 2016 at the low-end, and an additional $126 million of dispositions on December 1, 2016 at the high-end. The current guidance has been updated to reflect an additional $508 million of dispositions on October 31, 2016 at the low-end, and on November 30, 2016 at the high-end. The anticipated disposition properties are expected to contribute $32 million and $35.4 million of wholly-owned properties net operating income for the full year 2016 at the low-end and high-end, respectively.

Third-party Services	Prior Low	Prior High	Current Low	Current High
Third-party development services revenue	$ 5,200	$ 5,200	$ 4,300	$ 5,800
Third-party management services revenue	9,900	9,800	9,600	9,400
Third-party dev. and mgmt services expenses	(16,500)	(15,100)	(14,600)	(14,400)

Revision to third-party development services revenue relates primarily to the timing of recognition of the $1.4 million fee for the Texas A&M University Corpus Christi consulting agreement. The prior guidance range assumed the transaction closing during 2016 at the low-end and at the high-end. The current guidance range has been updated to reflect an anticipated closing of the transaction in the first quarter of 2017 at the low-end.

The prior guidance range for third-party management services revenue assumed we would provide management services for a majority of the sold properties in the low-end of the guidance range, subsequent to their disposition. The low-end and the high-end of the current guidance range assume we will provide management services for only a portion of the sold properties, and has been updated to reflect the revised disposition timing assumptions discussed above.

Corporate Expenses and Other	Prior Low	Prior High	Current Low	Current High
Net income:				
General and administrative expenses	$ 22,700	$ 22,900	$ 22,500	$ 22,700
Ground/facility leases expense:				
ACE properties	6,000	6,000	6,100	6,100
On-campus participating properties	2,500	2,900	2,900	3,000
Total ground/facility leases expense	8,500	8,900	9,000	9,100
Interest income	5,300	4,600	5,200	5,200
Interest expense[3]	74,400	76,200	73,900	74,600
Capitalized interest	10,700	10,900	11,900	11,900
Amortization of deferred financing costs	6,300	6,400	6,400	6,400
Income tax provision	1,400	1,400	1,400	1,400
FFOM:				
Corporate depreciation	3,500	3,300	3,200	3,100
Contribution from on-campus participating properties	3,800	4,400	4,400	4,500

Interest expense and amortization of deferred financing costs have been revised to reflect differences in the timing and amount of dispositions as discussed above. The low-end and the high-end of the range assume the extinguishment of $197.7 million of fixed rate mortgage loans with an effective interest rate of 4.1%.

1. In the prior guidance, our same store net operating income and leasing guidance represents properties that are owned and operating for both of the entire years ended December 31, 2016 and 2015, and which are not conducting or planning to conduct substantial development or redevelopment activities. Our current same store guidance assumptions reflect the same store properties included in our prior guidance, but now excludes 19 properties that are classified as held for sale as of September 30, 2016. Refer to page 18 for detail of our same store groupings.
2. Includes two properties sold during the first quarter of 2016, along with 19 properties currently classified as held for sale and anticipated to close in the fourth quarter of 2016 subject to the satisfaction of various contingencies and closing conditions. Excludes two other non-core assets the company is currently marketing for potential sale in early 2017.
3. Net of capitalized interest and excluding on-campus participating properties.

17

Detail of Property Groupings

As of September 30, 2016

	2016 Grouping				2017 Grouping				2018 Grouping			
	Same Store Properties		New Properties		Same Store Properties		New Properties		Same Store Properties		New Properties	
	# of Properties	Design Beds	# of Properties	Design Beds	# of Properties	Design Beds	# of Properties	Design Beds	# of Properties	Design Beds	# of Properties	Design Beds
Properties Purchased or Developed Prior to January 1, 2015	114	67,650			114	67,650			114	67,650		
2015 Acquisition Properties			7	3,535	7	3,535			7	3,535		
2015 Development Deliveries			4	3,187	4	3,187			4	3,187		
2015 Redevelopment Property			1	1,016	1	1,016			1	1,016		
2016 Development Deliveries			7	3,191			7	3,191	7	3,191		
2016 Acquisition Property			1	546			1	546	1	546		
2017 Development Deliveries			10	7,454			10	7,454			10	7,454
2018 Development Deliveries			1	1,524			1	1,524			1	1,524
Total Wholly-owned Properties	**114**	**67,650**	**31**	**20,453**	**126**	**75,388**	**19**	**12,715**	**134**	**79,125**	**11**	**8,978**

Total # Held for Sale Wholly-owned Properties[1]	**20**
Total Held for Sale Wholly-owned Design Beds	**12,083**

Grand Total # of Wholly-owned Properties (All Groupings)	**165**
Grand Total Wholly-owned Design Beds (All Groupings)	**100,186**

Note on Property Portfolio: When disclosing our number of properties and design beds as of a certain date, we include all properties that are owned and operating as of that date, as well as properties that are under construction and anticipated to open for operations in future years. Properties that are in our development pipeline but have not yet commenced construction are not included.

2016: The 2016 same store grouping represents properties that will be owned and operating for both of the entire calendar years ended December 31, 2016 and 2015. This same store grouping will be used for purposes of presenting our 2016 same store operating results.

2017: The 2017 same store grouping represents properties that will be owned and operating for both of the entire calendar years ended December 31, 2017 and 2016. This same store grouping will be used for purposes of presenting our 2017 same store operating results and our final leasing results for the 2016/2017 academic year.

2018: The 2018 same store grouping represents properties that will be owned and operating for both of the entire calendar years ended December 31, 2018 and 2017. This same store grouping will be used for purposes of presenting our 2018 same store operating results and our leasing status updates for the 2017/2018 academic year.

1. Represents a portfolio of 19 properties classified as held for sale that are anticipated to be sold in the fourth quarter of 2016 subject to the satisfaction of various contingencies and closing conditions. One of the properties consists of two phases which are counted separately in the property portfolio numbers above.

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Definitions ACE The company’s American Campus Equity program, whereby the company enters into long-term ground/facility lease agreements with Universities to invest our capital and to develop, own, and operate on-campus student housing communities. Properties under this structure are considered to be wholly-owned and are included in the company's consolidated financial statements. Adjusted EBITDA* EBITDA, including pro forma adjustments to reflect acquisitions, development deliveries, and dispositions as if such transactions had occurred on the first day of the 12-month period presented. Adjusted Interest Expense Interest Expense, including pro forma adjustments to reflect acquisitions, development deliveries, dispositions, debt repayments, and debt refinancings as if such transactions had occurred on the first day of the 12-month period presented. Cash Cash and cash equivalents, determined on a consolidated basis in accordance with GAAP. Cash Interest Expense* Consolidated interest expense calculated in accordance with GAAP, plus amounts which have been deducted and minus amounts which have been added for, without duplication: (i) the amortization of mark-to-market premiums/discounts on mortgage loans assumed in connection with acquisitions; (ii) capitalized interest; and (iii) the change in accrued interest during the period presented. Design Beds Total beds based on the original property design, generally as specified in the construction documents. EBITDA* Consolidated net income calculated in accordance with GAAP, plus amounts which have been deducted and minus amounts which have been added for, without duplication: (i) interest expense; (ii) provision for income taxes; (iii) depreciation, amortization and all other non- cash items; (iv) provision for gains and losses; (v) noncontrolling interests; and (vi) extraordinary and other non-recurring items, as we determine in good faith. Funds from Operations (”FFO”) Determined based on the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). Calculated as consolidated net income or loss attributable to common shares computed in accordance with GAAP, excluding gains or losses from depreciable operating property sales, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Also excludes non-cash impairment charges. FFO Modified (”FFOM”) FFO modified to reflect certain adjustments related to the economic performance of our on-campus participating properties, and the elimination of property acquisition costs and other non-cash items, as we determine in good faith. The company believes it is meaningful to eliminate the FFO generated from the on-campus participating properties and instead to reflect the company's 50% share of the properties' net cash flow and management and development fees received, as this measure better reflects the economic benefit derived from the company's involvement in the operation of these properties. * These definitions are provided for purposes of calculating the company’s bond covenants and other key ratios. 19

Definitions GAAP Accounting principles generally accepted in the United States of America. Interest Coverage* Adjusted EBITDA / Adjusted Interest Expense. Net Debt* Total Debt less Cash. Net Debt to EBITDA* Net Debt divided by Adjusted EBITDA. Net Operating Income “NOI” Property revenues less direct property operating expenses, excluding depreciation, but including allocated corporate general and administrative expenses. On-campus Participating Properties A transaction structure whereby the company enters into long-term ground/facility lease agreements with Universities to develop, construct, and operate student housing communities. Under the terms of the leases, title to the constructed facilities is held by the University/lessor and such lessor receives 50% of net cash flows, as defined, on an annual basis through the term of the lease. Physical Occupancy Occupied beds, including staff accommodations, divided by Design Beds. Rentable Beds Design beds less beds used by on-site staff. Same Store Grouping Wholly-owned properties owned and operating for both of the entire annual periods presented, which are not conducting or planning to conduct substantial development or redevelopment activities, and are not classified as held for sale as of the current quarter end date. Secured Debt* The portion of Total Debt that is secured by a mortgage, trust, deed of trust, deed to secure indebtedness, pledge, security interest, assignment of collateral, or any other security agreement. Total Asset Value* Undepreciated book value of real estate assets and all other assets, excluding receivables and intangibles, of our consolidated subsidiaries, all determined in accordance with GAAP. Total Debt* Total consolidated debt calculated in accordance with GAAP, including capital leases and excluding mark-to-market premiums/discounts on mortgage loans assumed in connection with acquisitions. Total Equity Market Value Fully diluted common shares times the company’s stock price at period-end. Unencumbered Asset Value* The sum of (i) the undepreciated book value of real estate assets which are not subject to secured debt; and (ii) all other assets, excluding accounts receivable and intangibles, for such properties. Does not include assets of unconsolidated joint ventures. Unsecured Debt* The portion of Total Debt that is not Secured Debt. * These definitions are provided for purposes of calculating the company’s bond covenants and other key ratios. 20

Investor Information

Executive Management

Bill Bayless	Chief Executive Officer
Jim Hopke	Chief Operating Officer
Jon Graf	Chief Financial Officer
William Talbot	Chief Investment Officer

Research Coverage

Jeffery Spector / Jana Galan	Bank of America / Merrill Lynch	(646) 855-1363 / (646) 855-3081	jeff.spector@baml.com / jana.galan@baml.com
Ryan Meliker / Michael Kodesch	Canaccord Genuity	(212) 389-8094 / (212) 389-8095	rmeliker@canaccordgenuity.com / mkodesch@canaccordgenuity.com
Thomas Lesnick / Ryan Wineman	Capital One	(571) 633-8191 / (571) 633-8414	thomas.lesnick@capitalone.com / ryan.wineman@capitalone.com
Michael Bilerman / Nick Joseph	Citigroup Equity Research	(212) 816-1383 / (212) 816-1909	michael.bilerman@citi.com / nicholas.joseph@citi.com
Vincent Chao / Vlad Rudnytsky	Deutsche Bank Securities, Inc.	(212) 250-6799 / (212) 250-6090	vincent.chao@db.com / vlad.rudnytsky@db.com
Steve Sakwa / Gwen Clark	Evercore ISI	(212) 446-9462 / (212) 446-5611	ssakwa@evercoreisi.com / gwen.clark@evercoreisi.com
David Corak	FBR & Co.	(703) 312-1610	dcorak@fbr.com
Andrew Rosivach / Jeff Pehl	Goldman Sachs	(212) 902-2796 / (212) 357-4474	andrew.rosivach@gs.com / jeffrey.pehl@gs.com
Dave Bragg / Ryan Burke	Green Street Advisors	(949) 640-8780 / (949) 640-8780	dbragg@greenst.com / rburke@greenst.com
Carol Kemple	Hilliard Lyons	(502) 588-1839	ckemple@hilliard.com
Aaron Hecht	JMP Securities	(415) 835-3963	ahecht@jmpsecurities.com
Anthony Paolone / Emil Shalmiyev	J.P. Morgan Securities	(212) 622-6682 / (212) 622-6615	anthony.paolone@jpmorgan.com / emil.shalmiyev@jpmorgan.com
Jordan Sadler / Austin Wurschmidt	KeyBanc Capital Markets	(917) 368-2280 / (917) 368-2311	jsadler@keybanccm.com / awurschmidt@key.com
Drew Babin	Robert W. Baird & Co.	(215) 553-7816	dbabin@rwbaird.com
Alexander Goldfarb / Daniel Santos	Sandler O'Neill + Partners, L.P.	(212) 466-7937 / (212) 466-7927	agoldfarb@sandleroneill.com / dsantos@sandleroneill.com

American Campus Communities, Inc. is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding American Campus Communities, Inc.'s performance made by such analysts are theirs alone and do not represent the opinions, forecasts or predictions of the company or its management. American Campus Communities, Inc. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Corporate Headquarters

American Campus Communities, Inc.
12700 Hill Country Blvd., Suite T-200
Austin, Texas 78738

Tel: (512) 732-1000
Fax: (512) 732-2450
www.americancampus.com

Investor Relations

Ryan Dennison
VP, Investor Relations

(512) 732-1000
rdennison@americancampus.com

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Forward-looking Statements In addition to historical information, this supplemental package contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which American Campus operates, management's beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict.